Exhibit 99.1

Athira Pharma to Focus on Advancement of ATH-1105 for the Treatment of Neurodegenerative Diseases

ATH-1105 is an orally delivered, positive modulator of the neurotrophic HGF system that is currently in a Phase 1 clinical trial with completion expected by year end 2024 and commencement of dosing of ALS patients expected in 2025

Company announces cost containment measures in alignment with focus on advancing ATH-1105

BOTHELL, Wash., September 17, 2024 – Athira Pharma, Inc. (NASDAQ: ATHA), a clinical stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration, today announced that following the topline data readout from the Phase 2/3 LIFT-AD clinical trial of fosgonimeton to treat Alzheimer’s disease (AD) the Company plans to focus on advancing the clinical development program for ATH-1105 as a potential treatment for neurodegenerative diseases, including amyotrophic lateral sclerosis (ALS) and AD. ATH-1105 is the Company’s oral, next-generation small molecule positive modulator of the neurotrophic hepatocyte growth factor (HGF) system currently in development for the treatment of ALS.

In alignment with Athira’s focus on continued development of ATH-1105, the Company is implementing cost containment measures including a reduction in workforce of approximately 70%. Athira expects one-time costs of approximately $2.8 million and cost savings of approximately $13.4 million on an annualized basis related to the reduction in the workforce. As a result of these cost containment measures and based on its current operating plan, Athira now expects to extend its cash runway into the first quarter of 2026. Moving forward, the Company will review and consider various options including partnering and financing with the intent of extending its cash runway to achieve initial proof-of-concept and enable further development for ATH-1105 in neurodegenerative diseases.

“We are encouraged about the potential for ATH-1105, as this oral, next-generation HGF-modulating drug candidate has enhanced blood-brain-barrier penetration and improved pharmacokinetic properties. Our robust preclinical data to date have demonstrated ATH-1105's neuroprotective effects including a consistent reduction in plasma neurofilament light chain (NfL) levels,” said Mark Litton, Ph.D., President and Chief Executive Officer of Athira.

“The NfL biomarker data from the LIFT-AD study suggests that HGF modulation may reduce levels of plasma NfL with the potential effect of preventing neurodegeneration. In ALS, plasma NfL is an established marker of disease progression and neurodegeneration and reduction in NfL is associated with improvement in clinical outcomes,” said Javier San Martin, M.D., Chief Medical Officer of Athira. “We look forward to the continued development of this promising therapeutic candidate for the potential treatment of neurodegenerative diseases including ALS.”

Dr. Litton added, “I want to thank our colleagues who will be departing from Athira as part of the restructuring and acknowledge their many contributions to the development of therapeutics that modulate the neurotrophic HGF system, and to the evolution of our Company. We are sorry to see them go and wish them the very best in the future.”

The Company is conducting a first-in-human Phase 1 (NCT 06432647) double-blind, placebo-controlled trial that is enrolling up to 80 healthy volunteers to evaluate single and multiple oral ascending doses of ATH-1105. The study is evaluating the safety and tolerability of ATH-1105 and includes measurements of pharmacokinetic outcomes. Athira completed the first cohort of healthy volunteers in June 2024 and expects to complete the full study by year-end 2024, with a goal to begin dosing ALS patients in 2025.

About ATH-1105
ATH-1105 is a next-generation, orally administered, small molecule drug candidate in development for the potential treatment of ALS. In preclinical models of ALS, ATH-1105 has been shown to significantly increase survival, enhance motor and nerve function, reduce peripheral nerve demyelination and axon degeneration, and improve neurodegeneration and inflammation.

About Athira Pharma, Inc.
Athira Pharma, Inc., headquartered in the Seattle, Washington area, is a clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration. Athira aims to alter the course of neurological diseases by advancing its pipeline of drug candidates that modulate the neurotrophic HGF system. For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn, X (formerly known as Twitter) and Instagram.

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding: Athira’s drug candidates as potential treatments for amyotrophic lateral sclerosis and other neurodegenerative diseases; future development plans; the anticipated timing of its ongoing clinical trials and planned clinical trials; the potential learnings from preclinical studies and other nonclinical data and their ability to inform and improve future clinical development plans; expectations regarding the potential efficacy and commercial potential of Athira’s drug candidates and regarding the safety and tolerability of ATH-1105; Athira’s ability to advance its drug candidates into later stages of development; Athira’s planned focus on the development of ATH-1105 for the treatment of amyotrophic lateral sclerosis; implementation of the reduction in workforce and related costs and anticipated cost savings; estimates of Athira’s anticipated cash runway; potential future partnerships, financings and collaborations; the ability to advance product candidates into later stages of development; and other information that is not historical information. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “on track,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” “suggest,” “potential,” “target” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the data from preclinical and clinical trials may not support the safety, efficacy and tolerability of Athira’s drug candidates; development of drug candidates may cease or be delayed; regulatory authorities could object to protocols, amendments and other submissions; future potential regulatory milestones for drug candidates, including those related to current and planned clinical studies, may be insufficient to support regulatory submissions or approval; Athira may not be able to recruit sufficient patients for its clinical trials; the outcome of legal proceedings that have been or may in the future be instituted against Athira, its directors and officers; possible negative interactions of Athira's drug candidates with other treatments; Athira’s assumptions regarding its financial condition and the sufficiency of its cash, cash equivalents and investments to fund its planned operations may be incorrect; adverse conditions in the general domestic and global economic markets; the impact of competition; the impact of new or changing laws and regulations; Athira’s assumptions regarding its financial condition may be incorrect; Athira may ultimately not pursue financing, may be unsuccessful if it does pursue financing or may be unable to finance on commercially reasonable terms; Athira may fail to successfully implement the reduction in workforce, may incur greater costs than estimated or may not recognize the anticipated resulting cost savings; Athira may be unable to enter into new partnerships, financings or collaborations; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission from time to time. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

Investor & Media Contact:

Julie Rathbun
Athira Pharma
Julie.rathbun@athira.com
206-769-9219